EXHIBIT 23.2

                OPINION AND CONSENT OF MATTHEW A. SWENDIMAN, ESQ.



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           To Whom It May Concern:



                  As Counsel to the Registrant, I am familiar with the market value adjustment ("MVA") feature that is offered under the variable annuity contracts (the "Contracts") and is registered on Form S-1.

                  In connection with this opinion, I have reviewed the Contracts, the Registration Statements, the Charter and By-Laws of the company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of Contracts with the MVA added.

                  Based upon this review, I am of the opinion that each of the Contracts, when issued with the MVA will have been validly and legally issued as fully paid and non-assessable securities.

                  I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in this Registration Statement on Form S-1(Post-Effective Amendment POS AM) filed by Separate Account MVA1 with the Securities and Exchange Commission under the Securities Act of 1933.



                                          Very truly yours,






           Dated: May 1, 2003             /s/ Matthew A. Swendiman
                                          ---------------------------
                                          Matthew A. Swendiman, Counsel
                                          PHL Variable Insurance Company